UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     August 28, 2008 (August 28, 2008)

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release today, August 28, 2008, reporting results of its operations for the fiscal quarter ended July 31, 2008. A copy of this Brown-Forman Corporation press release is attached hereto as
Exhibit 99.1.


Item 9.01.  Financial Statements and Exhibits

 (a)  Not applicable.
 (b)  Not applicable.
 (c)  Exhibits
      99.1              Press Release, dated August 28, 2008.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   August 28, 2008                    By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President, Associate
                                                General Counsel and Assistant
                                                Corporate Secretary



Exhibit Index

Exhibit
Number     Description

99.1 Press Release, dated August 28, 2008, issued by Brown-Forman Corporation, reporting results of operations for the fiscal quarter ended July 31, 2008.

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN FIRST QUARTER EARNINGS PER SHARE DOWN 5%; EXCLUDING NON-CASH AGAVE CHARGE, EARNINGS PER SHARE GROWS 12%

Louisville, KY, August 28, 2008 - Brown-Forman Corporation reported earnings per share decreased 5% to $0.73 and operating income decreased 10% to $141 million for the company's first quarter of fiscal 2009. This decline was due to a $22 million pre-tax ($16 million after-tax) non-cash charge related to an abnormal number of agave(1) plants identified during the quarter as dead or dying. Excluding this $0.13 per share non-cash charge, earnings per share rose 12% to $0.86 and operating income grew 5% to $163 million as earnings per share benefited from reduced net interest expense, a lower effective tax rate, and a lower number of shares outstanding following the fiscal 2008 share repurchase.

Reported net sales for the first quarter ended July 31, 2008 were $790 million, an increase of 7% from the prior-year period. Adjusting for the items listed on Schedule A of this press release, underlying(2) net sales grew 4%, and underlying operating income grew 3% versus the same period last fiscal year.

 - Jack Daniel's Tennessee Whiskey first quarter reported net sales increased in the mid-single digits, or in the low single digits on a constant currency(3) basis, reflecting the benefit of price increases. Global depletions(4) declined 1% for the period as gains in Eastern Europe and flat U.S. volumes were offset by declines in markets with softening economies, particularly Germany, the U.K., and South Africa.


--------

(1) Agave is the primary raw material used in the company's tequila production.
(2) Underlying growth represents the percentage growth in reported financial results in accordance with GAAP, adjusted for certain items. A reconciliation from reported to underlying net sales, gross profit, advertising expense, SG&A, and operating income (non-GAAP measures) growth for the quarter, and the reasons why management believes these adjustments to be useful to the reader, are included in Schedule A and the notes to this press release.
(3) Constant currency represents reported net sales with the cost/benefit of currency movements removed. Management uses the measure to understand the growth of the business on a constant dollar basis, as fluctuations in exchange rates can distort the underlying growth of the business both positively and negatively.
(4) Depletions are shipments from wholesaler distributors to retail customers, and are commonly regarded in the industry as an approximate measure of consumer demand.

 - Gentleman Jack net sales increased by double digits on both a reported and a constant currency basis for the period. Jack Daniel's Single Barrel delivered solid net sales growth. While the Jack Daniel's & Cola brand experienced significant volume declines due to a substantial increase in ready-to-drink excise taxes in Australia, global reported net sales grew in the mid-single digits, but declined in the high single digits on a constant currency basis.

 - Finlandia net sales increased by double digits on both a reported and a constant currency basis in the period, reflecting higher volumes and pricing gains. Global depletions grew in the high single digits, led by continued double-digit growth in Eastern Europe.

 - Southern Comfort net sales, both reported and in constant currency, declined in the mid-single digits during the quarter. Volume declines, due in part to softness of the on-premise channel in the brand's major markets, were offset partially by price increases.

 - Reported and constant currency net sales for Sonoma-Cutrer, Bonterra, Chambord, Tuaca, and Woodford Reserve grew at double-digit rates for the quarter. The Casa Herradura portfolio's net sales grew by double digits on a reported basis and in the mid-single digits on a constant currency basis.

Reported gross profit declined 3%, while underlying gross profit gained 1% after adjusting for the non-cash charge related to agave inventory, the benefit of a weaker U.S. dollar, discontinued agency relationships, and estimated changes in global trade inventories. Underlying gross profit growth lagged underlying net sales trends, as grain and energy cost pressures outpaced the rate of price increases.

Reported advertising investments increased 3% over the prior year first quarter. Adjusting for the weaker U.S. dollar and the absence of spending behind exited agency brands, underlying advertising investments were flat for the quarter. This reflects a reallocation of spending to those brands, markets, and channels where we believe the consumer and trade are more responsive to the investments, as well as some shifting of seasonal investments. Selling, general, and administrative (SG&A) expenses increased 1% over the first quarter last year. Adjusting for the weaker U.S. dollar and transition costs related to the fiscal 2007 Casa Herradura acquisition, SG&A decreased 1%, demonstrating the continuation of tight management of expenses and the leveraging of investments made in prior years.

Full-Year Outlook

Due to the non-cash agave charge in the quarter, the company is reducing its fiscal 2009 full year earnings per share guidance to a range of $3.60 to $3.85, representing growth of 1% to 7% over prior-year earnings. Excluding the charge, fiscal 2009 guidance remains unchanged. The guidance incorporates expectations of improving volumetric global trends for Jack Daniel's, benefits of price increases, continued cost pressures, continued tight control of discretionary operating expenses, lower net interest expense, and additional benefits from the fiscal 2008 share repurchase.

Commenting on the quarter, Paul Varga, chief executive officer said, "The loss of agave plants has reduced our inventory, but we do not believe this will constrain our ability to build our tequila brands to their full potential. While these are certainly challenging economic times, we remain confident about the long-term growth opportunity for our excellent portfolio of premium and super-premium brands."

Brown-Forman  will host a  conference  call to discuss the results at 10:00 a.m.
(EDT) this morning. All interested parties in the U.S. are invited to join the conference call by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call.

A live audio broadcast of the conference call will also be available via Brown-Forman's Internet Web site, www.brown-forman.com, through a link to "Investors Relations." For those unable to participate in the live call, a replay will be available by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 60515742. A digital audio recording of the conference call will also be available on the Web site approximately one hour after the conclusion of the conference call. The replay will be available for at least 30 days following the conference call.

Brown-Forman Corporation is a producer and marketer of fine quality beverage alcohol brands, including Jack Daniel's, Southern Comfort, Finlandia Vodka, Tequila Herradura, el Jimador Tequila, Canadian Mist, Fetzer and Bolla Wines, and Korbel California Champagnes.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:

This release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - continuation of the deterioration in general economic conditions (particularly in the United States where we earn about half of our profits, and other markets where we do significant business), including higher energy prices, declining home prices, deterioration of the sub-prime lending market, interest rate fluctuations, inflation, decreased discretionary income or other factors;
 - pricing, marketing and other competitive activity focused against our major brands;
 - lower consumer confidence or purchasing related to economic conditions, major natural disasters, terrorist attacks or widespread outbreak of infectious diseases;
 - tax increases and/or tariff barriers or other restrictions affecting beverage alcohol, whether at the federal or state level in the U.S. or in other major markets around the world, and the unpredictability or suddenness with which they can occur;
 - limitations and restrictions on distribution of products and alcohol marketing, including advertising and promotion, as a result of stricter governmental policies adopted either in the United States or in our other major markets;
 - fluctuations in the U.S. Dollar against foreign currencies, especially the British Pound, Euro, Australian Dollar, Polish Zloty and the South African Rand;
 - reduced bar, restaurant, hotel and other on-premise business, including consumer shifts to discount stores and other price sensitive purchases and venues;
 - longer-term, a change in consumer preferences, societal attitudes or cultural trends that results in the reduced consumption of our premium spirits brands or our ready-to-drink products;
 - changes in distribution arrangements in major markets that limit our ability to market or sell our products;
 - adverse impacts relating to our acquisition strategies or our integration of acquired businesses and conforming them to the company's trade practice standards, financial controls environment and U.S. public company requirements;
 - price increases in energy or raw materials, including grapes, grain, agave, wood, glass, and plastic;
 - changes in climate conditions, agricultural uncertainties or other supply limitations that adversely affect the price, availability, quality, or health of grapes, agave, grain, glass, closures or wood;
 - termination of our rights to distribute and market agency brands in our portfolio;
 - press articles or other public media related to our company, brands, personnel, operations, business performance or prospects;
 - counterfeit production, tampering, or contamination of our products and any resulting negative effect on our sales, intellectual property rights, or brand equity;
 - adverse developments stemming from state or federal investigations of beverage alcohol industry marketing or trade practices of suppliers, distributors or retailers; and
 - impairment in the recorded value of inventory, fixed assets, goodwill or other acquired intangibles.

                            Brown-Forman Corporation
                 Unaudited Consolidated Statements of Operations
                 (Dollars in millions, except per share amounts)

                                      Three Months Ended
                                           July 31,
                                      2007           2008         Change
                                     ------         ------        ------
CONTINUING OPERATIONS
   Net sales                         $739.1         $790.0           7%
   Excise taxes                       152.0          176.2          16%
   Cost of sales                      196.1          233.0          19%
                                     ------         ------
      Gross profit                    391.0          380.8          (3%)
   Advertising expenses                94.0           97.0           3%
   Selling, general, and
    administrative expenses           143.1          144.3           1%
   Amortization expense                 1.3            1.3
   Other (income), net                 (2.8)          (2.4)
                                     ------         ------
      Operating income                155.4          140.6         (10%)
   Interest expense, net               11.1            7.5
                                     ------         ------
      Income before income taxes      144.3          133.1          (8%)
   Income taxes                        48.9           44.9
                                     ------         ------
      Net income                       95.4           88.2          (8%)
                                     ======         ======
   Earnings per share:
      Basic                            0.77           0.73          (5%)
      Diluted                          0.77           0.73          (5%)


DISCONTINUED OPERATIONS
   Net loss                           $(0.1)         $  --


TOTAL COMPANY
   Net income                        $ 95.3         $ 88.2          (7%)

   Earnings per share:
      Basic                            0.77           0.73          (5%)
      Diluted                          0.77           0.73          (5%)


                                     (more)

                            Brown-Forman Corporation
                 Unaudited Condensed Consolidated Balance Sheets
                              (Dollars in millions)

                                                April 30,          July 31,
                                                  2008               2008
                                                 -------            -------
Assets:
Cash and cash equivalents                        $118.9              $160.2
Accounts receivable, net                          453.2               428.8
Inventories                                       684.5               709.0
Other current assets                              199.4               196.4
                                                -------             -------
     Total current assets                       1,456.0             1,494.4

Property, plant, and equipment, net               501.4               505.7
Goodwill                                          688.0               688.1
Other intangible assets                           698.8               697.6
Prepaid pension cost                               22.8                25.2
Other assets                                       38.0                37.9
                                                -------             -------
     Total assets                              $3,405.0            $3,448.9
                                                =======             =======

Liabilities:
Accounts payable and accrued expenses            $379.7              $343.0
Accrued income taxes                               14.7                61.1
Dividends payable                                    --                41.0
Short-term borrowings                             585.3               576.4
Current portion of long-term debt                   4.3                 4.3
                                                -------             -------
     Total current liabilities                    984.0             1,025.8

Long-term debt                                    417.0               416.7
Deferred income taxes                              88.8                81.9
Accrued postretirement benefits                   121.2               115.5
Other liabilities                                  68.8                58.0
                                                -------             -------
     Total liabilities                          1,679.8             1,697.9

Stockholders' equity                            1,725.2             1,751.0
                                                -------             -------

Total liabilities and stockholders' equity     $3,405.0            $3,448.9
                                                =======             =======

                                     (more)

                            Brown-Forman Corporation
            Unaudited Condensed Consolidated Statements of Cash Flows
                              (Dollars in millions)

                                                        Three Months Ended
                                                             July 31,
                                                      2007              2008
                                                     ------            ------
Cash provided by operating activities                $128.4            $104.7

Cash flows from investing activities:
   Acquisition of brand names and trademarks          (12.0)               --
   Sale of short-term investments                      85.6                --
   Additions to property, plant, and equipment        (11.4)            (13.2)
   Other                                               (1.8)             (1.0)
                                                     ------            ------
         Cash provided by (used for)
          investing activities                         60.4             (14.2)

Cash flows from financing activities:
   Net repayment of debt                              (58.9)            (10.3)
   Acquisition of treasury stock                       (7.0)             (0.3)
   Special distribution to stockholders              (203.7)               --
   Dividends paid                                     (37.3)            (41.1)
   Other                                               14.6              (0.7)
                                                     ------            ------
         Cash used for financing activities          (292.3)            (52.4)

Effect of exchange rate changes
 on cash and cash equivalents                           0.5               3.2
                                                     ------            ------

Net (decrease) increase in
 cash and cash equivalents                           (103.0)             41.3

Cash and cash equivalents, beginning of period        282.8             118.9
                                                     ------            ------
Cash and cash equivalents, end of period             $179.8            $160.2
                                                     ======            ======


                                     (more)

                            Brown-Forman Corporation
                      Supplemental Information (Unaudited)
                 (Dollars in millions, except per share amounts)


                                                        Three Months Ended
                                                             July 31,
                                                    2007                  2008
                                                   ------                ------

Net sales                                          $739.1                $790.0
Excise taxes                                       $152.0                $176.2

Net sales (stripped of excise taxes)               $587.1                $613.8
Gross profit (as reported)                         $391.0                $380.8

Gross margin (as reported)                          52.9%                 48.2%
Gross margin (stripped net sales basis)*            66.6%                 62.0%

Effective tax rate                                  33.9%                 33.8%

Cash dividends paid per common share              $0.3025               $0.3400

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        123,217               120,483
   - Diluted                                      124,434               121,549



* Management believes that excluding excise taxes from the gross margin calculation provides a more meaningful comparison because of periodic changes in the company's distribution structures or excise tax rates that can result in the company collecting and remitting varying levels of excise taxes (which are reported as both a component of net sales and as a cost of sales) across periods in which different distribution structures or excise tax rates were in effect.






These figures have been prepared in accordance with the company's customary accounting practices.

                                   Schedule A

                            Brown-Forman Corporation
                           Continuing Operations Only
                      Supplemental Information (Unaudited)

                                                       Three Months
                                                          Ended
                                                       July 31, 2008

REPORTED NET SALES GROWTH                                   7%
Impact of foreign currencies                               (5%)
Net sales from agency brands                                1%
Estimated net change in trade inventories                   1%
                                                          -----
UNDERLYING NET SALES GROWTH                                 4%
                                                          =====

REPORTED GROSS PROFIT GROWTH                               (3%)
Impact of foreign currencies                               (4%)
Gross profit from agency brands                             1%
Estimated net change in trade inventories                   1%
Non-cash agave charge                                       6%
                                                          -----
UNDERLYING GROSS PROFIT GROWTH                              1%
                                                          =====

REPORTED ADVERTISING GROWTH                                 3%
Impact of foreign currencies                               (5%)
Advertising from agency brands                              2%
                                                          -----
UNDERLYING ADVERTISING GROWTH                               0%
                                                          =====

REPORTED SG&A GROWTH                                        1%
Impact of foreign currencies                               (3%)
SG&A from acquisitions                                      1%
                                                          -----
UNDERLYING SG&A GROWTH                                     (1%)
                                                          =====

REPORTED OPERATING INCOME GROWTH                          (10%)
Impact of foreign currencies                               (4%)
Transition expenses from acquisitions                      (2%)
Operating income from agency brands                         1%
Estimated net change in trade inventories                   3%
Non-cash agave charge                                      15%
                                                          -----
UNDERLYING OPERATING INCOME GROWTH                          3%
                                                          =====

Notes:

Impact of foreign currencies - Refers to net gains and losses incurred by the company relating to sales and purchases in currencies other than the U.S. Dollar. We use the measure to understand the growth of the business on a constant dollar basis as fluctuations in exchange rates can distort the underlying growth of our business (both positively and negatively). To neutralize the effect of foreign exchange fluctuations, we have historically translated current year results at prior year rates. While we recognize that foreign exchange volatility is a reality for a global company, we routinely review our company performance on a constant dollar basis. We believe this allows both management and our investors to understand better our company's growth trends.

Agency brands - Refers to the impact of certain agency brands, primarily Appleton, Amarula, Durbanville Hills, and Red Bull, which exited Brown-Forman's portfolio during fiscal 2008.

Estimated net change in trade inventories - Refers to the estimated financial impact of changes in wholesale trade inventories for the company's brands. We compute this effect using our estimated depletion trends and separately identify trade inventory changes in the variance analysis for our key measures. Based on the estimated depletions and the fluctuations in trade inventory levels, we then adjust the percentage variances from prior to current periods for our key measures. We believe it is important to make this adjustment in order for management and investors to understand the results of our business without distortions that can arise from varying levels of wholesale inventories.

Non-cash agave charge - Refers to an abnormal number of agave plants identified during the quarter as dead or dying. Although agricultural uncertainties are inherent in our tequila or any other business including the growth and harvesting of raw materials, we believe that the magnitude of this item in the quarter distorts the underlying trends of our business. Therefore, we believe that excluding this non-cash charge allows for a better understanding of operating income growth trends.

Acquisitions - Refers to transition related expenses from the acquisition of the Casa Herradura brands in January 2007, thus making comparisons difficult to understand. We believe that excluding transition expenses related to the acquisition provides helpful information in forecasting and planning the growth expectations of the company.

The company cautions that non-GAAP measures may be considered in addition to, but not as a substitute for, the company's reported GAAP results.